THOMPSON        BRUSSELS  CINCINNATI CLEVELAND COLUMBUS DAYTON
HINE            NEW YORK  WASHINGTON, D.C.


December 3, 2004


CCMi funds
431 N. Pennsylvania Street
Indianapolis, IN  46204-1806

Re:  CCMI Funds, File Nos. 33-45753 and 811-06561

Gentlemen:

         A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 22 to the Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 24 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                     Very truly yours,



                                                     Thompson Hine LLP

DSM:LFS:ESC